UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2014, QualityTech, LP (the “Operating Partnership”), a subsidiary of QTS Realty Trust, Inc. (the “Company”), amended, among other things, the mandatory prepayment provisions of its Second Amended and Restated Credit Agreement dated May 1, 2013 by and among the Operating Partnership, the lenders party thereto, KeyBank National Association, Regions Bank and KeyBanc Capital Markets, as amended (the “Credit Agreement”). The amendment (the “Second Amendment”) requires that the proceeds of any new unsecured debt of the Operating Partnership, the Company or any of their respective subsidiaries be used to prepay term loans under the Credit Agreement until the outstanding balance of the term loans is equal to or less than $150 million. Prior to this amendment, the Operating Partnership, the Company and their respective subsidiaries were required to prepay the entire outstanding balance of the term loans with the proceeds of new unsecured debt. Except as amended by the Second Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

A copy of the Second Amendment is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement dated as of April 11, 2014 by and among QualityTech, LP, the guarantors party thereto, KeyBank National Association and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

April 15, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement dated as of April 11, 2014 by and among QualityTech, LP, the guarantors party thereto, KeyBank National Association and the other lenders party thereto.